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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          FOUNDATION HEALTH CORPORATION


          FOUNDATION HEALTH CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

          FIRST: The name of the Corporation is Foundation Health Corporation (originally incorporated under the name "Americare Health Corporation").

          SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 13, 1984.

          THIRD: A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 11, 1990.

          FOURTH: A Certificate of Amendment of the Corporation was filed with the Secretary of State of the State of Delaware on October 15, 1992.

          FIFTH:   A Certificate of Correction of the Corporation was filed with the Secretary of State of the State of Delaware on October 28, 1994.

          SIXTH: Pursuant to section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates but does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

          SEVENTH: The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

                                    ARTICLE I

          NAME.  The name of the Corporation is Foundation Health Corporation.

                                   ARTICLE II

          ADDRESS. The address of the Corporation's registered office in this State is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name


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of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

          BUSINESS. The nature of the business to be conducted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "Delaware Law").

                                   ARTICLE IV

          A.   AUTHORIZED SHARES OF CAPITAL STOCK.

          The total number of shares of all classes of stock which the Corporation shall be authorized to issue shall be one hundred one million (101,000,000), of which one million (1,000,000) shares, $1.00 par value, shall be preferred stock and one hundred million (100,000,000) shares, $.01 par value, shall be common stock.

          B.   PREFERRED STOCK.

          The preferred stock may be issued from time to time in one or more series. The holders of shares of preferred stock shall not be entitled to vote as a separate class on any proposed amendment of the Corporation's Certificate of Incorporation which would increase or decrease (but not below the number of shares thereof then outstanding) the aggregate number of authorized shares of preferred stock, to the end that, irrespective of the provisions of paragraph
(b)(2) of section 242 of the Delaware Law or of any other provision of law, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of stock of the Corporation representing a majority of the total number of votes eligible to be cast regarding such proposed amendment.
The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights (including voting rights), and the qualifications, limitations or restrictions of the preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.


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          C.   VOTING RIGHTS.

     A holder of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of common stock held of record by such holder as of the record date for such meeting, except that in any election of directors of the Corporation, each holder of common stock shall be entitled to as many votes as shall equal (i) the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of common stock multiplied by (ii) the number of directors to be elected in such election, and such holder may cast all of such votes for a single candidate or may distribute them among the number of candidates to be voted for, or for any two or more of them as such holder may see fit. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; and votes against a candidate, and votes withheld, shall have no legal effect. The holders of each series of preferred stock shall have such voting rights, if any, as shall be provided for in the resolution or resolutions of the Board of Directors establishing such series.

                                    ARTICLE V

          STOCKHOLDER MEETINGS. No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the President of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE VI

          BOARD OF DIRECTORS.

          A. The affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine persons. The exact number of directors of the Corporation, at or in excess of such minimum number, shall be fixed by, or in the manner provided in, the By-laws of the Corporation. That number of directors that constitutes thirty-three and one-third percent (33-1/3%) of the authorized number of directors shall be persons that are not officers of the Corporation, that are not related to any of the Corporation's officers, that do not represent concentrated or family holdings of the Corporation's shares, and that, in the view of the Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment (each such person being hereinafter


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called an "independent director").  If the application of the foregoing percentage does not produce a whole number, then the requisite number of independent directors shall be the next higher whole number of directors as is at least thirty-three and one-third percent (33-1/3%) of the total authorized number of directors. The directors to be elected by the holders of common stock shall not be divided into classes, and there shall be an election of all directors at each annual meeting of stockholders. A quorum for the transaction of business of the Board of Directors shall require the presence of at least a majority of the total number of directors.

          B. Subject to the rights of the holders of any series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by holders of common stock may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.

          C. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the Delaware Law. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the stockholders, by the affirmative vote of a majority of the entire Board of Directors. The By-laws may also be altered, amended or repealed by the affirmative vote of the holders of shares representing at least a majority of the shares of common stock then outstanding.

          D. The Board of Directors shall designate an Audit Committee, a Compensation Committee and a Nominating Committee. The Compensation Committee shall perform the committee function under all employee compensation and benefit plans and other arrangements (including, without limitation, any stock option plans) that require or provide for a committee function. All authorized committees, except the Nominating Committee, shall be comprised of at least three directors. All members of the Audit Committee, and, if any, of the Finance Committee, shall be independent directors. No employee or former employee of the Corporation, except Earl B. Fowler, may be a member of the Compensation Committee, and the Compensation Committee shall be constituted with a majority of independent directors. The Nominating Committee shall be comprised of at least five members. A majority of the Nominating Committee shall be comprised of the company's Chief Executive Officer and independent directors.


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                                   ARTICLE VII

          SPECIAL VOTING REQUIREMENTS. Notwithstanding any other provision of this Restated Certificate of Incorporation, and in addition to any other requirements of applicable law,

          A. Neither Section C of Article IV, nor Section A, nor Section B, nor Section D of Article VI, nor this Article VII, of this Restated Certificate of Incorporation may be amended, altered, changed or repealed unless such amendment, alteration, change or repeal shall have been approved and adopted by the affirmative vote of the holders of not less than eighty percent (80%) of the shares of common stock then outstanding; and

          B. The Corporation shall not engage in any transaction involving a transfer of the Corporation's assets to another entity, or involving any merger or other combination of the Corporation with or into another entity, as a result of which proportionate stockholdings in the successor or surviving entity are substantially the same as those in the Corporation immediately preceding such transaction, if the certificate of incorporation, articles of incorporation or charter of that successor or surviving entity does not contain provisions identical to those in Section C of Article IV, Sections A, B, and D of
     Article VI, and this Article VII, of this Restated Certificate of Incorporation, or in any other transaction the purpose or effect of which is to evade the eighty percent (80%) voting requirement set forth above in this Article VII, unless such transaction shall first have been approved and adopted by the affirmative vote of the holders of not less than eighty percent (80%) of the total number of shares of common stock then outstanding.


                                  ARTICLE VIII

          A.   LIMITATION OF LIABILITY OF DIRECTORS.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Section shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.


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          B.   FUTURE AMENDMENTS.

     In addition to the provisions of Section A of this Article VIII, if Delaware law is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its stockholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

          C.   REPEAL OR MODIFICATION.

     Any repeal or modification of this Article VIII or any provision hereof shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

          INDEMNIFICATION.

          A. The Corporation shall, to the fullest extent permitted by the Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, or is or was serving another entity in such capacity at the request of the Corporation, against all expenses and liabilities actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding (including attorneys' fees).

          B. The right to indemnification conferred by this Article IX shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The Corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by the Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article IX or in any such contract. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this
Article IX and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall


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include the right to receive reimbursement in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of the Delaware Law.

          C. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any other employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

          E.   Any repeal or modification of the foregoing provisions of this
Article IX shall not adversely affect any right or protection of any director or any Indemnitee existing at the time of such repeal or modification.

          EIGHTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation pursuant to section 245 of the General Corporation Law of the State of Delaware. No vote of the Corporation's stockholders was required as this Restated Certificate of Incorporation restates and integrates but does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate.


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          IN WITNESS WHEREOF,  said Corporation has caused this certificate to be executed by its Chairman, President and Chief Executive Officer, Daniel D. Crowley, and attested by its Secretary, Allen J. Marabito, this _____ day of November, 1994.



                                                  By___________________________
                                                       Daniel D. Crowley
                                                     Chairman, President and
                                                     Chief Executive Officer


Attest:



___________________________
  Allen J. Marabito,
       Secretary